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                                                                   EXHIBIT 10.39

                            EXECUTIVE LIFE INSURANCE

ABOUT THE PLAN

As a Home Depot Executive, you are automatically eligible to enroll in the Executive Life Insurance, Death Benefit Only Plan. This Plan adds to your Total Value Package because the Company insures your life for $250,000 and pays all of the premiums for you. Additionally, the Plan has no imputed income for you to report.

To enroll in this benefit, you will need to complete several forms:

-        Pacific Life application

-        Consent to Insure

-        Employment Death Benefit Agreement

-        Beneficiary Designation form

These are in the pocket at the back of this binder. Please answer all of the questions, provide information and sign where indicated.

EXECUTIVE LIFE ENROLLMENT CHECKLIST

For your convenience, we have prepared the following enrollment checklist. Please follow these steps before returning your EXECUTIVE BENEFITS ELECTION WORKSHEET.

ON THE APPLICATION PLEASE ANSWER:

Question 3: State of birth

Question 25: Activity at work

Question 27: Smoking status

PLEASE SIGN AND DATE ALL FORMS.

PLEASE RETURN ALL ORIGINAL FORMS to the Executive Benefits Representative, Benefits Department, C-9, Atlanta SSC within two weeks of receiving this enrollment binder. If you have questions about how the program works, or about any of the options, please call the Executive Benefits Representative at the Store Support Center in Atlanta.